UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

CHATHAM LODGING TRUST

(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)

(561) 802-4477

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 31, 2014, in connection with the commencement of a controlled equity offering program through which Chatham Lodging Trust (the “Company”) may sell up to $50,000,000 of its common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), from time to time, the Company and Chatham Lodging, L.P. (the “Operating Partnership”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Agent”).

In accordance with the terms of the Sales Agreement, the Company may offer to sell Common Shares having a maximum aggregate offering price of up to $50,000,000 from time to time through the Agent, acting as the Company’s agent. Sales of Common Shares, if any, will be made by means of ordinary brokers’ transaction on the New York Stock Exchange, in negotiated transactions or in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices, and/or any other method permitted by law, including in privately negotiated transactions. The Agent is entitled to compensation of up to 2% of the gross sales price per share for any Common Shares sold by the Agent. Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts to sell on the Company’s behalf any Common Shares to be offered by the Company under the Sales Agreement. The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier of (a) the sale of all the Common Shares subject to the Sales Agreement, and (b) the termination of the Sales Agreement by the Agent or the Company.

The Company and the Operating Partnership made certain customary representations, warranties and covenants concerning the Company, the Operating Partnership and the Common Shares in the Sales Agreement and also agreed to indemnify the Agent against certain liabilities, including liabilities under the Securities Act.

The Common Shares sold under the Sales Agreement will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-193389) filed with the Securities and Exchange Commission (the “SEC”) on January 16, 2014 and declared effective on January 30, 2014, a base prospectus dated January 30, 2014 and a prospectus supplement filed with the SEC on January 31, 2014. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Common Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The foregoing description of the material terms of the Sales Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement by and among the Company, the Operating Partnership and the Agent, which is filed as Exhibit 1.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

1.1	Sales Agreement, dated January 31, 2014, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Cantor Fitzgerald & Co.

5.1	Opinion of Venable LLP regarding legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST (Registrant)

Date: January 31, 2014	By:	/s/ Dennis M. Craven
Dennis M. Craven
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Sales Agreement, dated January 31, 2014, by and among Chatham Lodging Trust, Chatham Lodging, L.P. and Cantor Fitzgerald & Co.

5.1	Opinion of Venable LLP regarding legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1)